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                                                                     EXHIBIT 5.1

               [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                               February 15, 2000


Vitesse Semiconductor Corporation
Attention:  Eugene Hovanec
741 Calle Plano
Camarillo, CA  93012

     Re:  S-3 Registration Statement

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on February 15, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 7,604 shares of your common stock (the "Shares"), all of which are authorized and have been previously issued to the selling stockholders named therein in connection with the exercise of a warrant issued in conjunction with the acquisition by you of XaQti Corporation.

     The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares. It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                  Sincerely,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation
                                  /s/ WILSON SONSINI GOODRICH & ROSATI